Exhibit 99

For Immediate Release


               Optionable Reports Record Results and Strong Growth
                             For Second Quarter 2006

Briarcliff Manor, NY - July 25, 2006 - Optionable, Inc. (OTCBB: OPBL), a rapidly growing provider of natural gas and other energy derivatives brokerage services, today announced record results from operations for the quarter ended June 30, 2006.

                  Revenues for the quarter ended June 30, 2006 increased 94% to $2,476,664 from $1,277,984 for the quarter ended June 30, 2005. Net income for the quarter increased 304% to $668,547 compared to $165,289 for the second quarter of 2005. Diluted earnings per common share increased to $0.01 per share, on 52,465,725 diluted shares, for the second quarter of 2006, versus $0.00 per share, on 51,406,431 diluted shares, for the second quarter of 2005.



                   "We are pleased to be able to report continued strong year over year growth in the volume of options traded along with the growing demand for our brokerage services," said Kevin Cassidy, chief executive officer of Optionable. "We continued to see strong demand for natural gas contracts even as we moved out of the traditional peak demand during the winter heating months in the northeast. Our continued growth reflects our ability to execute trades in a demanding market and provide our customers with broad access to counterparties."



                  For the six months ended June 30, 2006, Optionable reported revenues of $4,710,660, an increased of 93% from $2,436,786 for the first half of 2005. Net income for the six months increased 394% to $1,493,456 compared to $302,577 for the six months ended June 30, 2006. Diluted earnings per common share increased to $0.03 per share, on 52,588,678 diluted shares, for the six months of 2006, versus $0.01 per share, on 51,406,431 diluted shares, for the first six months of 2005.



                  "The energy markets continue to be very active as investors look for opportunities and closely follow global events and the beginning of the hurricane season," continued Cassidy. "We believe that these factors will continue to contribute to volume growth in the energy derivatives market and that Optionable is well positioned with the expertise needed to trade in these increasingly complex markets. At the beginning of the third quarter, OPEX our electronic trading platform was launched. We are confident that it will provide a strong market advantage tool for customers seeking visibility and new opportunities to trade natural gas contracts."






                                    - more -

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Optionable, Inc. - Page 2



About Optionable
                  Optionable, Inc. is a leading provider of natural gas and other energy derivatives trading and brokerage services, headquartered in Briarcliff Manor, NY. The company provides its services to brokerage firms, financial institutions, energy traders and hedge funds nationwide. In addition to the traditional voice brokerage business, Optionable is developing an automated derivatives trading platform. OPEX is a real-time electronic trade matching and brokerage system designed to improve liquidity and transparency in the energy derivatives market. For more information about Optionable and OPEX please visit www.optionable.com.


Safe Harbor Statement

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Those statements involve a number of factors that could cause actual results to differ materially, including risks associated with market acceptance of OPEX, our ability to retain key employees, reliance of strategic relationships, intense and increasing competition, concentration of services revenues related to natural gas derivatives, increased governmental regulations as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. Optionable assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein. OPEX is a servicemark of Optionable, Inc.


CONTACTS

Allan Jordan
The Global Consulting Group
Tel: (646) 284-9452
Email: ajordan@hfgcg.com

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                                Optionable, Inc.
                              Results of Operations
                                   (Unaudited)


                                            For the three-month period ended          For the six-month period ended
                                                        June 30,                                 June 30,
                                           ------------------------------------     ------------------------------------
                                                2006                2005                 2006                2005
                                           ---------------    -----------------     ---------------    -----------------
Net revenues                               $    2,476,664     $      1,277,984      $    4,710,660     $      2,436,786

Cost of revenues                                1,189,010              796,333           2,036,778            1,403,105
                                           ---------------    -----------------     ---------------    -----------------

Gross profit                                    1,287,654              481,651           2,673,882            1,033,681


     Total operating expenses                     303,861              246,090             583,068              591,721


     Operating income                             983,793              235,561           2,090,814              441,960


Other (expense)/income, net                      (315,246)             (70,272)           (597,358)            (139,383)
                                           ---------------    -----------------     ---------------    -----------------

Net income                                 $      668,547     $        165,289      $    1,493,456     $        302,577
                                           ===============    =================     ===============    =================

Basic earnings per common share            $         0.01     $           0.00      $         0.03     $           0.01
                                           ===============    =================     ===============    =================

Diluted earnings per common share          $         0.01     $           0.00      $         0.03     $           0.01
                                           ===============    =================     ===============    =================

Basic weighted average common
shares outstanding                             51,407,165           51,406,431          51,406,798           51,406,431
                                           ===============    =================     ===============    =================

Diluted    weighted   average   common
shares outstanding                             52,465,725           51,406,431          52,588,678           51,406,431
                                           ===============    =================     ===============    =================

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                                               Optionable, Inc.
                                                Balance Sheet


                                                          June 30, 2006         December 31, 2005
                                                           (Unaudited)

Current Assets:
Cash                                                   $        2,384,146      $        1,811,453
Accounts receivable, net                                          758,071                 352,332
Other receivables                                                 725,984                 458,355
                                                       -------------------     -------------------
     Total current assets                                       3,868,201               2,622,140


  Other assets                                                    251,323                 240,274
                                                       -------------------     -------------------

     Total assets                                      $        4,119,524      $        2,862,414
                                                       ===================     ===================


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable and accrued expenses                $          630,734      $           465,540

Due to related parties                                          1,699,528                2,233,771
                                                       -------------------     --------------------

     Total liabilities                                          2,330,262                2,699,311

Stockholders' Equity:                                           1,789,262                  163,103
                                                       -------------------     --------------------

     Total liabilities and stockholders' equity        $        4,119,524      $         2,862,414
                                                       ===================     ====================
